Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2020, in the Registration Statement (Form F-1) and related Prospectus of Kuke Music Holding Limited dated January 6, 2021.

/s/ Ernst & Young

Hong Kong, The People’s Republic of China

January 4, 2021